SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: June 17, 2005
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.

             (Exact name of registrant as specified in the charter)

           Delaware                      0-23788                     22-3284803
(State or other jurisdiction of   (Commission File No.)   (IRS Employer Identification No.)
        incorporation)
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                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended 9 to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into a Material Definitive Agreement.

      Securities Purchase Agreement.

      On June 17, 2005, Xechem International, Inc., a Delaware corporation
("Xechem") entered into a Securities Purchase Agreement with CepTor Corporation, a Delaware corporation, and former wholly-owned subsidiary of Xechem ("CepTor")
(the "Securities Purchase Agreement"). The Agreement provides for, among other things: (1) redemption/purchase of 2,886,563 shares of CepTor common stock from Xechem, at $0.80 per share for an aggregate purchase price of $2,309,250.40; (2) the surrender by William Pursley (the former President of Xechem and current
Chairman and CEO of CepTor) of the William Pursley stock option to purchase
43,000,000 shares of Xechem's common stock; (3) restriction on sale of Xechem's remaining 500,000 shares, as described more fully below, of CepTor common stock
(the "Remaining CepTor Shares"); and (4) termination of the CepTor Agreement, the First Amendment and the Second Amendment, which agreements are defined and described more fully in Item 1.02 herein.

      Pursuant to the Securities Purchase Agreement, Xechem agrees that it shall only sell the Remaining CepTor Shares, which are being registered pursuant to CepTor's registration statement on Form SB-2, in such quantities as would be applicable if subject to the volume restrictions of Rule 144; if not registered, then such shares could be sold pursuant to Rule 144 once eligible for such sale.
A copy of the Securities Purchase Agreement is attached as an exhibit hereto and fully incorporated herein.

      Chassman Debt Restructuring Term Sheet.

      On June 17, 2005, in consideration of Xechem's partial payment of the debt owed Marjorie Chassman ("Chassman"), Xechem and Chassman agreed to restructure the $2,800,000 Chassman debt (the "Chassman Debt"), in order to: (a) eliminate
Chassman's registration rights; (b) eliminate Chassman's first priority interest in the Remaining CepTor Shares; and (c) work with Chassman to deliver her with a Rule 144K eligibility opinion for her outstanding debt conversions. For a description of Chassman Debt and its restructuring, see Item 1.02.

Item 1.02 Termination of a Material Definitive Agreement.

      The CepTor Agreements.

      Xechem, CepTor and William Pursley, the former President of Xechem and current Chairman and CEO of CepTor entered into the original CepTor Agreement on March 31, 2004 (the "CepTor Agreement"), in order to provide a mechanism, for among other things, facilitating the independent financing of CepTor and a means of liquidity for Xechem. A copy of the CepTor Agreement was filed as an exhibit to the Company's Form 10-KSB filed with the SEC on April 15, 2004 (File No.
000-23788), and is fully incorporated herein. The parties entered into a First
Amendment to the CepTor Agreement in April 2004 (the "First Amendment"), in order to further the purposes of the CepTor Agreement by adding to and modifying certain terms and provisions of the CepTor Agreement.

      On December 9, 2004, Xechem, William Pursley and CepTor entered into the
Second Amendment to the CepTor Agreement (the "Second Amendment"), as part of a merger (the "Merger"). Medallion Crest Management, Inc., a Florida corporation
("Medallion"), CepTor and CepTor Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Medallion ("Acquisition Corp.") entered into an


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Agreement of Merger and Plan of Reorganization (the "Merger Agreement"),
pursuant to which CepTor merged with and into Acquisition Corp, with CepTor surviving as the wholly-owned subsidiary of Medallion. Pursuant to the Merger
Agreement, Medallion acquired all of the outstanding capital stock of CepTor in exchange for issuing shares of Medallion's common stock, par value $0.0001 per share (the "Medallion Common Stock") to CepTor's shareholders at a ratio of
2.165674 shares of Medallion Common Stock for each share of CepTor common stock outstanding at the effective time of the Merger, and assumed certain obligations of CepTor to holders of its outstanding indebtedness and others. As a result, the former shareholders of CepTor became shareholders of Medallion, and Medallion changed its corporate name to CepTor Corporation ("Medallion/CepTor").
Xechem was the record holder of 1,800,000 issued and outstanding shares of common stock of CepTor, which following the Merger converted into 3,898,213 shares of Medallion Common Stock. The Second Amendment provided for, among other things, a put obligation on the part of CepTor to purchase certain of Xechem's shares of CepTor Stock. A copy of the Second Amendment, and a description thereof, was included and filed as an exhibit to Xechem's Current Report on Form
8-K filed with the SEC on December 14, 2004 (File No. 000-23788), and is fully incorporated herein.

      The Securities Purchase Agreement provides that it terminates the CepTor
Agreement, the First Amendment and the Second Amendment.

      The Bridge Loan Financing Agreements.

      On June 17, 2005 CepTor purchased/redeemed 2,886,563 shares of CepTor common stock from Xechem, at $0.80 per share for an aggregate purchase price of $2,309,250.40, see Item 1.01. Xechem used a portion of the proceeds
($1,616,171.26) to pay and satisfy in full the amount due under the Bridge
Notes, as defined herein. The Bridge Notes and the Stock Pledge and Escrow
Agreement, as those agreements are described herein, were terminated as part of the repayment. Ms. Chassman and the remaining bridge lenders continue to hold certain warrants.

      On January 11, 2005, Xechem entered into a bridge loan financing letter agreement with Marjorie Chassman, (hereinafter referred to as "Chassman"), whereby Chassman agreed to loan $1,000,000 to Xechem in the form of secured convertible debt, see Current Report on Form 8-K filed by Xechem on January 18, 2005 (SEC File No. 0-23788) (the "Chassman Note"). On February 28, 2005, Ms.
Chassman advanced an additional $22,638.89 of convertible secured debt, along with three other bridge loan investors who infused approximately $545,000 into Xechem for an aggregate bridge loan financing of $1,567,638.89 (the "Bridge Loan
Financing"). Chassman and the three bridge loan investors together are referred to as the "Bridge Lenders."

      The Bridge Lenders purchased a total of approximately 1,568 units. Each such unit is comprised of $1,000 principal amount of secured convertible promissory notes and five year warrants to purchase approximately 33,333.33 shares of common stock, par value $0.00001 per share, at $0.015 per share per unit (for a total of approximately 52,266,661 shares for 1,568 units). The


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subscription purchase price was $1,000 per unit. Each of the Secured Convertible
Promissory Notes, a form of which was filed as an exhibit to Xechem's Current
Report on Form 8-K with the SEC on March 4, 2004 (File No. 000-23788), which evidence the Bridge Loan Financing, bears simple interest of ten percent (10%) per annum and had a due date of December 31, 2005, subject to extensions.
Payment of the Secured Convertible Promissory Notes was secured by Xechem's
3,386,563 shares of common stock of CepTor (the "CepTor Stock"), pursuant to the Stock Pledge and Escrow Agreement, a form of which was filed as an exhibit to Xechem's Current Report on Form 8-K, filed with the SEC on March 4, 2005 (File
No. 000-23788). This debt is paid in full.

      Chassman Debt ($2,800,000).

      On June 17, 2005 CepTor purchased/redeemed 2,886,563 shares of CepTor common stock from Xechem, at $0.80 per share for an aggregate purchase price of $2,309,250.40, see Item 1.01. Xechem used a portion of the proceeds
($462,052.76), to pay a portion of the principal and interest of the Chassman
Debt. Although the purchase price was at a substantial discount to the public market price for CepTor stock, Xechem elected to move forward with the transaction due to a variety of factors including (i) concerns as to the ability of CepTor to effect future financings to support its operation; (ii) concerns as to the ability for Xechem to realize significant cash from sales of its shares due to the relatively low volume of trading of CepTor shares; (iii) a need for liquidity from possible future sales proceeds and freeing up 2/3 of its remaining CepTor shares from the pledge to Chassman; (iv) an ability to receive
Mr. Pursley's Xechem options; and (v) the need to deleverage Xechem's balance sheet for future operations and financing considerations.

      For the period from November 11, 2003 through June 30, 2004, Marjorie
Chassman, the spouse of David Blech ("Chassman") advanced $2,800,000 of convertible debt to Xechem, which debt accrued approximately $320,884 in interest (as of June 20, 2005) and is due and payable December 31, 2006, subject to the required sale of Xechem's holdings of CepTor Stock. The debt was to be secured by a second priority security interest in Xechem's CepTor Stock (which was to become a first priority lien when the Bridge Loan Financing, as described above, was repaid in full). The Chassman Debt is convertible into Xechem's common stock at a $.015 per share conversion price, provided that no conversion could be effected prior to May 1, 2005, and, provided further, no conversion could be effected if it would result in Chassman's ownership of 5% or more of Xechem's common stock. In addition, the vested portion of the 30,000,000 warrants related to Chassman's prior funding of Xechem (approximately 14,000,000 warrants) was issued immediately, in tranches dated to coincide with the prior funding by Chassman. The warrants contained a cashless exercise period and were also subject to a limitation on exercise that after giving effect to any exercise Chassman shall not own 5% or more of Xechem's common stock. The unvested portion of the 30,000,000 warrants was cancelled.

      After repayment of the Bridge Loan Financing, as described above, two-thirds of the sale proceeds of CepTor Stock resulting from sales by Xechem are to be applied to retire the amount due under the Chassman Debt, with the remainder available to Xechem.

      The portion of the debt secured by the Bristol Myers litigation proceeds will continue to be so secured so as to be repaid last out of CepTor common stock sale proceeds.

      The descriptions of the Securities Purchase Agreement, the Stock Pledge and Escrow Agreement, the Secured Convertible Promissory Note, the CepTor
Agreement, the First Amendment and the Second Amendment included in this draft are not complete, and are qualified in their entirety by reference to the appropriate documents which were/are filed as exhibits and are incorporated herein by reference.


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Item 9.01 Exhibits.

      10.1  Securities Purchase Agreement, by and between Xechem International,
            Inc. and CepTor Corporation, dated June 17, 2005.

      10.2 Term Sheet for Debt Restructuring, by and between Marjorie Chassman and Xechem International, Inc., dated June 17, 2005.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 17, 2005

                                           XECHEM INTERNATIONAL, INC.

                                           By: /s/ Ramesh Pandey
                                              -------------------------------
                                              Ramesh Pandey, PhD., CEO


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                                  Exhibit Index

      10.1  Securities Purchase Agreement, by and between Xechem International,
            Inc. and CepTor Corporation, dated June 17, 2005.

      10.2 Term Sheet for Debt Restructuring, by and between Marjorie Chassman and Xechem International, Inc., dated June 17, 2005.


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